As filed with the Securities and Exchange Commission on January 6, 2016

Registration No. 333-207565

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Danaher Corporation

(Exact name of registrant as specified in its charter)

Delaware	59-1995548
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2200 Pennsylvania Ave., N.W., Suite 800W

Washington, D.C. 20037-1701

(Address of principal executive offices) (Zip code)

Pall Corporation 2012 Stock Compensation Plan, as Amended

Danaher Corporation 2007 Stock Incentive Plan, as Amended

(Full title of the plan)

James F. O’Reilly

Vice President, Associate General Counsel and Secretary

2200 Pennsylvania Avenue, N.W., Suite 800W

Washington, D.C. 20037-1701

(202) 828-0850

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Michael A. Civale

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036-6522

(212) 735-3000

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Form S-8 amends the Registration Statement on Form S-8 (Registration No. 333-207565) filed by Danaher Corporation (the “Registrant”) on October 22, 2015 solely to correct all references to the “Danaher Corporation 2007 Stock Incentive Plan, as amended” (the “Danaher Plan”) instead of “Pall Corporation 2012 Stock Compensation Plan, as amended” (the “Pall Plan”) with respect to the 5,000,000 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), that were registered on the Form S-8 and reserved for future awards by the Registrant. Accordingly, this Post-Effective Amendment No. 1 to Form S-8 clarifies that the 5,000,000 shares of Common Stock that were registered on the Form S-8 are reserved for issuance under the Danaher Plan. Except as revised to correct such references, all other items in the original Form S-8, filed on October 22, 2015, remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on January 6, 2016.

DANAHER CORPORATION

By:	/s/ DANIEL L. COMAS
	Name:	Daniel L. Comas
	Title:	Executive Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 6, 2016.

Signature	Title	Date

* Thomas P. Joyce, Jr.	President, Chief Executive Officer, and Director (Principal Executive Officer)	January 6, 2016

*	Chairman of the Board	January 6, 2016
Steven M. Rales

*	Chairman of the Executive Committee	January 6, 2016
Mitchell P. Rales

*	Director	January 6, 2016
Donald J. Ehrlich

*	Director	January 6, 2016
Linda Hefner Filler

*	Director	January 6, 2016
Teri List-Stoll

*	Director	January 6, 2016
Walter G. Lohr, Jr.

*	Director	January 6, 2016
John T. Schwieters

*	Director	January 6, 2016
Alan G. Spoon

*	Director	January 6, 2016
Elias A. Zerhouni, M.D.

/s/ DANIEL L. COMAS Daniel L. Comas	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 6, 2016

/s/ ROBERT S. LUTZ Robert S. Lutz	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	January 6, 2016

*	Pursuant to Power of Attorney

By:	/s/ James F. O’Reilly
James F. O’Reilly
Attorney-in-Fact

INDEX OF EXHIBITS

Exhibit No.	Description

4.1	Pall Corporation 2012 Stock Compensation Plan (incorporated by reference from Appendix B to Pall Corporation’s Proxy Statement filed on November 9, 2011)

4.2	Amendment to Pall Corporation 2012 Stock Compensation Plan, effective as of April 19, 2012 (incorporated by reference from Exhibit 10.28 to Pall Corporation’s Annual Report on Form 10-K for the fiscal year ended July 31, 2012)

4.3	Amendment to Pall Corporation 2012 Stock Compensation Plan, effective as of August 1, 2012 (incorporated by reference from Exhibit 10.27 to Pall Corporation’s Annual Report on Form 10-K for the fiscal year ended July 31, 2012)

4.4	Danaher Corporation 2007 Stock Incentive Plan, as amended and restated (incorporated by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 11, 2015)

5.1	Opinion of Counsel*

23.1	Consent of Counsel (contained in Exhibit 5.1)*

23.2	Consent of Ernst & Young LLP, an independent registered public accounting firm*

24.1	Power of Attorney (included on the signature pages of this registration statement)*

*	Filed previously.